EXHIBIT 99.1

IZEA Expands Custom Content Offering With Acquisition of ZenContent

Acquisition Broadens IZEA’s Client Base with Fortune 500 Companies and Online Publishers

ORLANDO, FL (August 2, 2016) - IZEA, Inc. (NASDAQ: IZEA), operators of IZEAx, the premier online marketplace connecting brands and publishers with influential content creators, has acquired ZenContent, Inc., a content marketing technology platform, for up to $4.5 million in cash and equity, including performance-based earnouts over a three year period.

“This accretive acquisition is part of our ongoing plan to aggregate best-in-class providers in the content and influencer marketing spaces,” said Ted Murphy, Chairman and CEO of IZEA. “It broadens our customer base and will provide more ways for our Creators to work with the world’s leading brands.”

ZenContent’s technology platform is differentiated by being optimized for high-volume content production, servicing a strong base of Fortune 500 e-commerce customers, amongst others. Customers can tap into the company’s network of over 5,000 content creators for large-scale asset production. ZenContent’s proprietary tools ingest full product databases and associated meta-data, source creators and provide quality assurance for content projects, making product listings more friendly for consumers and more indexable for search.

In addition to corporations focused on e-commerce, ZenContent also works with leading online publishers such as IAC, XO Group and CNET for the production of articles and text updates, including a real-time API that enables production of assets for rapid publishing of news stories and augmentation of consumer content. Online publishers use ZenContent’s technology to quickly respond to questions submitted by website users, as well as to expand the universe of content available to their readers.

“Different customer types have different content workflow needs,” said Murphy. “This acquisition complements the expert content we are already producing and strengthens our offering to e-commerce companies and publishers. We intend to service the entire spectrum of custom content production, from creating unique titles and metadata to high-quality editorial storytelling via video.”

Brianna DeMike, ZenContent’s co-founder and head of Business Operations and Product, has extensive experience in content creation and virtual workforce management. She will become Vice President of Content at IZEA, where she will continue to foster client relationships, develop enhanced internal processes, and contribute to IZEA’s technology innovation planning.

ZenContent’s technology will be integrated into IZEAx, augmenting the technology and workflow used to produce premium expert content from the Ebyline acquisition last year.

Global content marketing is projected to grow at a compound annual growth rate (CAGR) of more than 15% to $54.2 billion in 2019, while the U.S. market - by far the world's largest content market - is projected to increase at nearly 14% CAGR to more than $22.5 billion in 2019, according to PQ Media.

About ZenContent
Based in Mountain View, California, ZenContent creates high-quality content for businesses. Most content creation companies struggle with quality, but we cracked the problem through a special combination of tech and human touch. With dedicated teams, automation, and a few handy yet complex algorithms, we make the process simple and stress-free. For more information about ZenContent, visit www.zencontent.com.

About IZEA
IZEA operates IZEAx, the premier online marketplace that connects brands with influential content creators. IZEA creators range from leading bloggers and social media personalities to A-list celebrities and professional journalists. Creators are compensated for developing and distributing unique content on behalf of brands including long form text, videos, photos and status updates. Brands receive influential consumer content and engaging, shareable stories that drive awareness. For more information about IZEA, visit http://corp.izea.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are forward-looking include IZEA’s ongoing plan to aggregate best-in-class providers in the content and influencer marketing spaces such as ZenContent, the success of implementing and integrating ZenContent into IZEA’s business and technology platform and the estimated global content market and its growth potential. These forward-looking statements are based largely on IZEA's expectations and are subject to a number of risks and uncertainties, certain of which are beyond IZEA's control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, competitive conditions in the content and social sponsorship segment in which IZEA operates, failure to popularize one or more of the marketplace platforms of IZEA and changing economic conditions that are less favorable than expected. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact occur. Please read the full statement and disclosures here: http://corp.izea.com/safe-harbor-statement.

Media Relations for IZEA:
Lindsay Broadhurst
Director, Corporate Events & Communications
IZEA, Inc.
(407) 215-6218
lindsay.broadhurst@izea.com

Investor Relations for IZEA:
Ronald A. Both
Liolios Investor Relations
(949) 574-3860
izea@liolios.com